EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2024, with respect to the consolidated financial statements of Sila Realty Trust, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Tampa, Florida
June 10, 2024